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                                                                      Exhibit 11


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Custodian, Transfer and Dividend Disbursing Agent, Independent Auditors and Legal Counsel" in Post-Effective Amendment No. 48 under the Securities Act of 1933 and Post-Effective Amendment No. 50 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-56094) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Mutual Funds which is incorporated by reference in Post-Effective Amendment Nos. 51 and 57 under the Securities Act of 1933 and Amendment Nos. 53 and 59 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-56094) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Mutual Funds which is further incorporated by reference in Post-Effective Amendment No. 60 under the Securities Act of 1933 and Amendment No. 62 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-56094) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Mutual Funds and to the incorporation by reference therein of our report dated May 13, 1997, with respect to the financial statements and financial highlights of Nicholas-Applegate Mutual Funds included in its Annual Report for the year ended March 31, 1997 filed with the Securities and Exchange Commission.


Los Angeles, California
June 15, 1998